Exhibit 1.3

Copenhagen November 2023 Our ref 064945-0026 Doc.No. 33180295.1 Sebastian Christmas Poulsen

Subscription form

[Name of shareholder], [reg. no. of shareholder, if applicable] hereby subscribes for the following fraction of the increase of the share capital on the terms and conditions set out in the general meeting minutes attached as Appendix 1.

Number of C1-shares of a nominal value of DKK 0.01		[●][1]
Nominal share capital amount	DKK	[●]
Amount to be contributed by cash contribution	DKK	[●]

Number of C2-shares of a nominal value of DKK 0.01		[●]
Nominal share capital amount	DKK	[●]
Amount to be contributed by cash contribution	DKK	[●]

Number of C3-shares of a nominal value of DKK 0.01		[●]
Nominal share capital amount	DKK	[●]
Amount to be contributed by cash contribution	DKK	[●]

The subscription price per C1-share is DKK 0.664756019.

The subscription price per C2-share is DKK 0.01.

The subscription price per C3-share is DKK 0.01.

The subscription amount filled out above is the maximum amount as per the allocations and calculations made in connection with the capital increase. If the shareholder wishes to subscribe for a smaller number of shares, please check the box on the following page.

Copenhagen Denmark ∙ Aarhus Denmark T +45 72 27 00 00 ∙ E info@bechbruun.com ∙ Law Firm P/S ∙ CVR-No. 38538071 ∙ www.bechbruun.com

1 Drafting note: To be individualized per shareholder.

2/2 Doc.No. 33180295.1

I wish to subscribe for shares as follows:

Number of C1-shares of a nominal value of DKK 0.01		[●]
Nominal share capital amount	DKK	[●]
Amount to be contributed by cash contribution number of C1-shares times DKK 0.664756019	DKK	[●]

Number of C2-shares of a nominal value of DKK 0.01		[●]
Nominal share capital amount	DKK	[●]
Amount to be contributed by cash contribution number of C-shares times DKK 0.01	DKK	[●]

Number of C3-shares of a nominal value of DKK 0.01		[●]
Nominal share capital amount	DKK	[●]
Amount to be contributed by cash contribution number of C-shares times DKK 0.01	DKK	[●]

Date: ____ ___________ ________

For and on behalf of [Name of shareholder]

______________________________________________	_______________________________________________
Name:	Name:

The amount to be contributed shall be paid in to Bech-Bruun’s client account reg.no. 4928, account number 4110 505094, IBAN no. DK90 3000 4110 5050 94, S.W.I.F.T. DABADKKK no later than [●] ____________ 2023.

Please mark the transfer: “064945-0026 – [Name of shareholder]”